Beckstead and Watts, LLP
Certified Public Accountant
                                                       3340 Wynn Road Suite C
                                                          Las Vegas, NV 89102
                                                                 702.257.1984
                                                             702.362.0540 fax





March 27, 2003


To Whom It May Concern:

The firm of Beckstead and Watts, LLP, consents to the inclusion of our report of March 27, 2003, on the Financial Statements of Take A Ride, Inc. for the years ended December 31, 2002 and 2001, in its Form 10K-SB filing to be filed with the US Securities and Exchange Commission.

Signed,


/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP